Exhibit 99.1

KCS: William H. Galligan, 816-983-1551, bgalligan@kcsouthern.com

Kansas City Southern Reports Third Quarter 2016

Third Quarter 2016 Results

•	Revenue of $605 million, a decrease of 4% from third quarter 2015

•	Carload volumes of 562 thousand, a decrease of 4% from prior year

•	Operating income of $200 million, a decrease of 9% from third quarter 2015

•	Operating ratio of 66.9%, compared with 65.2% in third quarter 2015

•	Diluted earnings per share of $1.12, a decrease of 7% compared to third quarter 2015. Adjusted diluted earnings per share of $1.12, a decrease of 7% compared to third quarter 2015

Kansas City, Mo., October 18, 2016. Kansas City Southern (KCS) (NYSE:KSU) reported third quarter 2016 revenues of $605 million, a decrease of 4% from third quarter 2015. Overall carload volumes decreased 4% compared to third quarter 2015. Excluding the estimated impacts of Mexican peso depreciation and lower U.S. fuel prices, revenue would have decreased by 1% compared to the third quarter of 2015.

Third quarter 2016 revenues declined in four commodity groups, partially offset by small increases in two others (Agriculture & Minerals and Chemical & Petroleum). Intermodal revenue declined 7%, largely attributable to service disruptions on our Mexican network. Energy revenue declined 15% as the effects of reduced U.S. drilling operations continue to be seen in both crude oil & frac sand movements.

Operating expenses in the third quarter were $405 million, 2% lower than 2015. Excluding the estimated impacts of Mexican peso depreciation and lower U.S. fuel prices, operating expenses increased 2% compared to the third quarter of 2015. In the third quarter of 2016, the Company recognized a $16 million Mexican fuel excise tax credit. Additionally, in the third quarter of 2016, the Company recorded a year-to-date adjustment to increase the incentive compensation level for the year.

Operating income for the third quarter of 2016 was $200 million, a decrease of 9% from the third quarter 2015. KCS reported a third quarter operating ratio of 66.9%, a 1.7 point increase from third quarter 2015. Reported net income in the third quarter of 2016 totaled $121 million, or $1.12 per diluted share, compared with $132 million, or $1.20 per diluted share, in the third quarter of 2015. Excluding the impacts of foreign exchange rate fluctuations, adjusted diluted earnings per share for third quarter 2016 was $1.12, compared to $1.21 in third quarter 2015.

“Kansas City Southern faced a challenging third quarter as extraneous events, including flooding outages and service disruptions on our Mexican network, resulted in additional operating costs.” stated Kansas City Southern’s President and Chief Executive Officer Patrick J. Ottensmeyer. “In spite of these events, KCS’ third quarter carloads grew 5% sequentially with strength seen in both the Automotive and Energy commodity groups. Overall, the Company remains committed to growth and we continue to invest and prepare for the many long-term opportunities on the horizon.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended September 30, 2016
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$158.3	$37.3	$121.0	$1.12
Adjustments for:
Foreign exchange loss	19.8	5.9	13.9	0.13
Foreign exchange component of income taxes	—	14.1	(14.1)	(0.13)
Adjusted	$178.1	$57.3	120.8
Less: Noncontrolling interest and preferred stock dividends			(0.5)
Adjusted net income available to common
stockholders - see (a) below			$120.3	$1.12

	Three Months Ended September 30, 2015
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$171.9	$40.0	$131.9	$1.20
Adjustments for:
Foreign exchange loss	30.0	9.0	21.0	0.19
Foreign exchange component of income taxes	—	19.6	(19.6)	(0.18)
Adjusted	$201.9	$68.6	133.3
Less: Noncontrolling interest and preferred stock dividends			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$132.9	$1.21

GAAP Reconciliations (continued)
($ in millions)

Revenue Change Excluding Estimated Foreign Exchange
and U.S. Fuel Price Impacts
		Change %
Reported revenues for the three months ended September 30, 2016	$604.5
Reported revenues for the three months ended September 30, 2015	631.9
Revenue change	(27.4)	(4%)

Estimated foreign exchange impact	12.5
Estimated U.S. fuel price impact	6.6
Revenue change excluding foreign exchange and U.S. fuel price
impacts - see (b) below	$(8.3)	(1%)

Operating Expense Change Excluding Estimated
Foreign Exchange and U.S. Fuel Price Impacts
		Change %
Reported operating expenses for the three months ended September 30, 2016	$404.7
Reported operating expenses for the three months ended September 30, 2015	412.0
Operating expense change	(7.3)	(2%)

Estimated foreign exchange impact	12.4
Estimated U.S. fuel price impact	2.5
Operating expense change excluding foreign exchange and
U.S. fuel price impacts - see (b) below	$7.6	2%

(a)
The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.

(b)
The Company believes revenue and operating expense changes excluding foreign exchange and U.S. fuel price impacts are meaningful measures as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impacts of fluctuations in foreign currency exchange rates and U.S. fuel price by holding these rates constant between the reporting periods.

Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is KCSR, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues	$604.5	$631.9	$1,735.7	$1,820.8
Operating expenses:
Compensation and benefits	127.9	112.7	347.0	338.3
Purchased services	54.5	57.0	159.1	172.1
Fuel	67.6	78.5	186.0	237.0
Mexican fuel excise tax credit	(15.6)	—	(49.6)	—
Equipment costs	32.0	31.2	85.9	90.2
Depreciation and amortization	76.9	71.4	226.9	210.7
Materials and other	61.4	61.2	172.8	178.0
Lease termination costs	—	—	—	9.6
Total operating expenses	404.7	412.0	1,128.1	1,235.9
Operating income	199.8	219.9	607.6	584.9
Equity in net earnings of affiliates	3.5	5.0	10.4	14.4
Interest expense	(25.2)	(21.9)	(73.2)	(58.2)
Foreign exchange loss	(19.8)	(30.0)	(47.3)	(52.1)
Other expense, net	—	(1.1)	(0.5)	(3.1)
Income before income taxes	158.3	171.9	497.0	485.9
Income tax expense	37.3	40.0	147.4	140.6
Net income	121.0	131.9	349.6	345.3
Less: Net income attributable to noncontrolling interest	0.4	0.3	1.1	1.1
Net income attributable to Kansas City Southern and subsidiaries	120.6	131.6	348.5	344.2
Preferred stock dividends	0.1	0.1	0.2	0.2
Net income available to common stockholders	$120.5	$131.5	$348.3	$344.0

Earnings per share:
Basic earnings per share	$1.12	$1.20	$3.23	$3.12
Diluted earnings per share	$1.12	$1.20	$3.23	$3.12

Average shares outstanding (in thousands):
Basic	107,621	109,692	107,800	110,109
Potentially dilutive common shares	191	209	199	203
Diluted	107,812	109,901	107,999	110,312

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Third Quarter 2016 and 2015

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Third Quarter		%	Third Quarter		%	Third Quarter		%
	2016	2015	Change	2016	2015	Change	2016	2015	Change

Chemical & Petroleum
Chemicals	$53.7	$55.9	(4%)	27.8	30.0	(7%)	$1,932	$1,863	4%
Petroleum	35.8	35.8	—	19.3	20.6	(6%)	1,855	1,738	7%
Plastics	34.8	31.3	11%	18.7	17.6	6%	1,861	1,778	5%
Total	124.3	123.0	1%	65.8	68.2	(4%)	1,889	1,804	5%

Industrial & Consumer Products
Forest Products	64.4	69.5	(7%)	29.7	32.4	(8%)	2,168	2,145	1%
Metals & Scrap	53.5	58.4	(8%)	30.8	32.8	(6%)	1,737	1,780	(2%)
Other	22.6	22.3	1%	18.7	19.0	(2%)	1,209	1,174	3%
Total	140.5	150.2	(6%)	79.2	84.2	(6%)	1,774	1,784	(1%)

Agriculture & Minerals
Grain	64.8	60.6	7%	36.1	35.8	1%	1,795	1,693	6%
Food Products	36.4	35.9	1%	16.5	16.3	1%	2,206	2,202	—
Ores & Minerals	4.9	6.7	(27%)	5.9	7.3	(19%)	831	918	(9%)
Stone, Clay & Glass	7.3	7.4	(1%)	3.2	3.2	—	2,281	2,313	(1%)
Total	113.4	110.6	3%	61.7	62.6	(1%)	1,838	1,767	4%

Energy
Utility Coal	43.6	42.7	2%	52.9	53.5	(1%)	824	798	3%
Coal & Petroleum Coke	10.7	9.9	8%	17.3	16.3	6%	618	607	2%
Frac Sand	6.0	9.3	(35%)	4.6	5.7	(19%)	1,304	1,632	(20%)
Crude Oil	2.5	11.8	(79%)	3.1	8.3	(63%)	806	1,422	(43%)
Total	62.8	73.7	(15%)	77.9	83.8	(7%)	806	879	(8%)

Intermodal	88.6	95.2	(7%)	240.6	252.7	(5%)	368	377	(2%)

Automotive	51.4	54.6	(6%)	36.5	31.9	14%	1,408	1,712	(18%)

TOTAL FOR COMMODITY GROUPS	581.0	607.3	(4%)	561.7	583.4	(4%)	$1,034	$1,041	(1%)

Other Revenue	23.5	24.6	(4%)

TOTAL	$604.5	$631.9	(4%)

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date September 30, 2016 and 2015

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2016	2015	Change	2016	2015	Change	2016	2015	Change

Chemical & Petroleum
Chemicals	$154.6	$162.7	(5%)	81.4	87.8	(7%)	$1,899	$1,853	2%
Petroleum	111.1	101.6	9%	62.1	55.9	11%	1,789	1,818	(2%)
Plastics	98.3	89.5	10%	54.3	49.5	10%	1,810	1,808	—
Total	364.0	353.8	3%	197.8	193.2	2%	1,840	1,831	—

Industrial & Consumer Products
Forest Products	189.6	205.5	(8%)	88.9	97.3	(9%)	2,133	2,112	1%
Metals & Scrap	160.0	176.4	(9%)	94.3	95.4	(1%)	1,697	1,849	(8%)
Other	68.4	58.9	16%	57.2	55.4	3%	1,196	1,063	13%
Total	418.0	440.8	(5%)	240.4	248.1	(3%)	1,739	1,777	(2%)

Agriculture & Minerals
Grain	193.2	174.3	11%	108.8	101.2	8%	1,776	1,722	3%
Food Products	109.6	105.2	4%	50.0	47.1	6%	2,192	2,234	(2%)
Ores & Minerals	14.2	20.2	(30%)	16.2	20.9	(22%)	877	967	(9%)
Stone, Clay & Glass	21.5	21.0	2%	9.6	9.1	5%	2,240	2,308	(3%)
Total	338.5	320.7	6%	184.6	178.3	4%	1,834	1,799	2%

Energy
Utility Coal	85.7	96.4	(11%)	110.9	120.8	(8%)	773	798	(3%)
Coal & Petroleum Coke	27.9	30.2	(8%)	46.6	45.0	4%	599	671	(11%)
Frac Sand	16.9	32.5	(48%)	13.6	19.0	(28%)	1,243	1,711	(27%)
Crude Oil	11.5	25.4	(55%)	11.4	16.7	(32%)	1,009	1,521	(34%)
Total	142.0	184.5	(23%)	182.5	201.5	(9%)	778	916	(15%)

Intermodal	265.1	288.1	(8%)	712.0	746.0	(5%)	372	386	(4%)

Automotive	137.0	164.0	(16%)	94.4	93.7	1%	1,451	1,750	(17%)

TOTAL FOR COMMODITY GROUPS	1,664.6	1,751.9	(5%)	1,611.7	1,660.8	(3%)	$1,033	$1,055	(2%)

Other Revenue	71.1	68.9	3%

TOTAL	$1,735.7	$1,820.8	(5%)